Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 2014, relating to the consolidated financial statements of Enova International, Inc. for the year ended December 31, 2013, which appears in Amendment No. 4 of its Registration Statement on Form 10 dated October 22, 2014.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
December 12, 2014